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                              FREEMAN & DAVIS LLP
                          Certified Public Accountants

Harold N. London, CPA
Robert H. Feldstein, CPA                         225 West 34th Street, Suite 320
Stuart H. Levitt, CPA                                  New York, N.Y. 10122-0397
Gerald Lubowsky, CPA
Arthur Schwartzman, CPA                                  Telephone: 212-594-8155
                                                        Telecopier: 212-465-0520
                                                            www.freemandavis.com
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Philip J. London


                                                    May 24, 2001

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

     We agree with statements made by Zeppelin Software, Inc. in its amended Form 8-K/A dated May 24, 2001.

                                                    Very truly yours,

                                                    /s/ Freeman & Davis LLP
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                                                    Freeman & Davis LLP